    As filed with the Securities and Exchange Commission on October 17, 1997
                                                  Registration No. 333-
                                                                       --------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            CENTURY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                                52-1489098
  (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              --------------------

                        1275 PENNSYLVANIA AVENUE, N. W.
                            WASHINGTON, D. C. 20004
                                 (202) 496-4000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                CENTURY BANCSHARES, INC. 1994 STOCK OPTION PLAN
     CENTURY BANCSHARES, INC. INCENTIVE STOCK OPTION PLAN FOR KEY EMPLOYEES CENTURY BANCSHARES, INC. NON-QUALIFIED STOCK OPTION PLAN FOR DIRECTORS
                           (Full title of the plans)

                              JOSEPH S. BRACEWELL
                                   PRESIDENT
                            CENTURY BANCSHARES, INC.
                        1275 PENNSYLVANIA AVENUE, N. W.
                            WASHINGTON, D. C. 20004
                                 (713) 658-4000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   A COPY TO:

                                JOHN R. BRANTLEY
                         BRACEWELL & PATTERSON, L.L.P.
                           SOUTH TOWER PENNZOIL PLACE
                           711 LOUISIANA, SUITE 2900
                           HOUSTON, TEXAS 77002-2781

                              --------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
   TITLE OF                             PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
 SECURITIES TO         AMOUNT TO BE       OFFERING PRICE       AGGREGATE OFFERING        REGISTRATION
 BE REGISTERED        REGISTERED(1)        PER SHARE(2)             PRICE(2)                FEE(2)
-----------------------------------------------------------------------------------------------------
Common Stock,           200,233
$1.00 par value           shares               $4.97                $995,889                 $302
=====================================================================================================

(1) Represents the number of shares of Common Stock currently reserved for issuance under the Registrant's plans referred to above (the "Plans"). This Registration Statement shall also include an indeterminable number of additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plans.

(2) Calculated pursuant to Rule 457(h) based on (i) the average of the high and low sales prices of the Common Stock of $8.875 on October 14,1997 for the 17,501 shares not presently under option and (ii) the average price of $4.60 per share at which the 182,732 shares presently under option are exercisable.

================================================================================

                                  P A R T   I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act.

                                 P A R T   I I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following materials previously filed by Century Bancshares, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference: the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1997, and the description of the Common Stock of the Company contained in the registration statement on Form 8-A filed on September 18, 1997. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the Common Stock registered hereunder has been sold or which deregisters all Common Stock then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.





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
ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock offered pursuant to this Registration Statement will be passed upon for the Company by Bracewell & Patterson, L. L. P., Houston, Texas. Mr. John R. Cope, a director and officer of the Company, is a partner in such firm. Mr. Cope and other partners of such firm own in the aggregate approximately four percent of the Registrant's shares of Common Stock outstanding.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware General Corporation Law

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority note of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

     Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

     The Certificate of Incorporation, as amended, provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except in the instance of (i) the breach of the duty of loyalty, (ii) intentional acts or knowing misconduct, (iii) violations of Section 174 of the DGCL or (iv) for receiving an improper benefit.

By-laws

     Article VII of the By-laws authorizes the Company to indemnify any director, officer or employee entitled to indemnity under law, to the fullest extent permitted by law.

Indemnity Agreements

     The Company is party to indemnity agreements with all of its officers and directors. The agreement provides, among other things, that the Company shall indemnify an officer or director when he is a party or threatened to be a party to an action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company. The Company shall indemnify such director or officer against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding. In any event, no indemnification shall be made if the officer or director is adjudged liable to the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The following exhibits are filed as part of this Registration Statement.


     EXHIBIT
     NUMBER      DESCRIPTION  OF EXHIBIT
     ------      -----------------------
      3.1        Certificate of Incorporation, as amended, of the Company  (incorporated herein by reference to  exhibit
                 no. 3.1 filed as part of the Company's Registration Statement on Form S-1 (Registration No. 333-14417).

      3.2        Bylaws of the Company (incorporated herein by reference to  exhibit no. 3.2 filed as part of the
                 Company's Registration Statement on Form S-1 (Registration No. 333-14417).

      4.1        Century Bancshares, Inc. 1994 Stock Option Plan (incorporated herein by reference to  exhibit no. 10.1 filed as part of the Company's Registration Statement on Form S-1 (Registration No. 333-14417).

      4.2*       Form of stock option agreement for use with employees under the Century Bancshares, Inc. 1994 Stock
                 Option Plan.

      4.3*       Form of stock option agreement for use with directors under the Century Bancshares, Inc. 1994 Stock
                 Option Plan.

     4.4         Century Bancshares, Inc. Incentive Stock Option Plan for Key Employees  (incorporated herein by reference to  exhibit no. 10.2 filed as part of the Company's Registration Statement on Form S-1
                 (Registration No. 333-14417).

     4.5*        Form of incentive stock option agreement for use under Century Bancshares, Inc. Incentive Stock Option
                 Plan for Key Employees.

     4.6         Century Bancshares, Inc. Non-Qualified Stock Option Plan for Directors (incorporated herein by reference to  exhibit no. 10.4 filed as part of the Company's Registration Statement on Form S-1
                 (Registration No. 333-14417).

     4.7*        Form of  stock option agreement for use under Century Bancshares, Inc. Non-Qualified Stock Option Plan
                 for Directors

      5*         Opinion of Bracewell & Patterson, L. L. P.

     23.1*       Consent of Bracewell & Patterson, L.L.P. (contained in Exhibit 5)

     23.2*       Consent of KPMG Peat Marwick LLP

-----------------
     *Filed herewith

ITEM 9.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 promulgated under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on October 17, 1997.

                                           CENTURY BANCSHARES, INC.


                                           By:  /s/ JOSEPH S. BRACEWELL
                                               -------------------------------
                                                Joseph S. Bracewell
                                                Chairman of the Board, President
                                                and Chief Executive Officer



                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Joseph S. Bracewell and Bernard J. Cravath, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on October 17, 1997.


/s/ JOSEPH S. BRACEWELL                            Chairman of the Board, President and Chief
-----------------------------------------------    Executive Officer (Principal Financial and
Joseph S. Bracewell                                Accounting Officer)


/s/ GEORGE CONTIS                                  Director
-----------------------------------------------
George Contis

/s/ BERNARD J. CRAVATH                             Director
-----------------------------------------------
Bernard J. Cravath


/s/ NEAL R. GROSS                                  Director
-----------------------------------------------
Neal R. Gross


/s/ JOSEPH H. KOONZ, JR.                           Director
-----------------------------------------------
Joseph H. Koonz, Jr.


/s/ WILLIAM McKEE                                  Director
-----------------------------------------------
William McKee


/s/ WILLIAM C. OLDAKER                             Director
-----------------------------------------------
William C. Oldaker


/s/ JOHN R. COPE                                   Director
-----------------------------------------------
John R. Cope

                                 EXHIBIT INDEX


     The following exhibits are filed as part of this Registration Statement.


     EXHIBIT
     NUMBER   DESCRIPTION OF EXHIBIT
     ------   ----------------------
       3.1    Certificate of Incorporation, as amended, of the Company (incorporated herein by reference to  exhibit no.
              3.1 filed as part of the Company's Registration Statement on Form S-1 (Registration No. 333-14417).

      3.2     Bylaws of the Company (incorporated herein by reference to  exhibit no. 3.2 filed as part of the Company's
              Registration Statement on Form S-1 (Registration No. 333-14417).

      4.1     Century Bancshares, Inc. 1994 Stock Option Plan (incorporated herein by reference to exhibit no. 10.1 filed as part of the Company's Registration
              Statement on Form S-1 (Registration No. 333-14417).

     4.2*     Form of stock option agreement for use with employees under the Century Bancshares, Inc. 1994 Stock Option
              Plan.

     4.3*     Form of stock option agreement for use with directors under the Century
              Bancshares, Inc. 1994 Stock Option Plan.

     4.4      Century Bancshares, Inc. Incentive Stock Option Plan for Key Employees  (incorporated herein by reference to  exhibit no. 10.2 filed as part of the Company's Registration Statement on Form S-1 (Registration No.
              333-14417).

     4.5*     Form of incentive stock option agreement for use under Century Bancshares, Inc.
              Incentive Stock Option Plan for Key Employees.

     4.6      Century Bancshares, Inc. Non-Qualified Stock Option Plan for Directors (incorporated herein by reference to  exhibit no. 10.4 filed as part of the Company's Registration Statement on Form S-1 (Registration No.
              333-14417).

     4.7*     Form of  stock option agreement for use under Century Bancshares, Inc. Non-
              Qualified Stock Option Plan for Directors

      5*      Opinion of Bracewell & Patterson, L. L. P.

     23.1*    Consent of Bracewell & Patterson, L.L.P. (contained in Exhibit 5)

     23.2*    Consent of KPMG Peat Marwick LLP

------------------
     *Filed herewith